EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them.  The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

GLOBEWAYS HOLDINGS LTD.

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2 BIOSCIENCE I 2017 LTD.

By:	/s/ Rachel Higham and Robert Burton
Names: Rachel Higham and Robert Burton
Titles: Directors

F2 MG LTD.

By:	/s/ Achille Gregory Severgnini
Names: Achille Gregory Severgnini
Titles: Director

GLOBEWAYS HOLDINGS II LTD.

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2-TPO INVESTMENTS LLC

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2 BIO TD, LLC

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2 MC, LLC

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2 GC, LLC

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

F2 VISION MANAGEMENT SARL

By:	/s/ Alain Renard and Christian Francois
Name: Alain Renard and Christian Francois
Title: Directors

F2 VISION SCS

By:	/s/ Alain Renard and Christian Francois
Name: Alain Renard and Christian Francois
Title: Directors

WOLFWAYS HOLDINGS LIMITED

By:	/s/ Morana Jovan-Embiricos
Names: Morana Jovan-Embiricos
Titles: Director

/s/ Morana Jovan-Embiricos
Morana Jovan-Embiricos